Exhibit 8.2

October 27, 2010	Deloitte Tax LLP First National Tower 1601 Dodge Street, Ste. 3100 Omaha, NE 68102-9706 USA Tel: +1 402 346 7788 Fax: +1 402 342 1820 www.deloitte.com

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
700 South Kansas Avenue
Topeka, Kansas 66603

Re:	Kansas Income Tax Consequences of the proposed conversion of Capitol Federal Savings Bank MHC, a federal mutual holding company into the capital stock form of the organization.

To the Members of the Boards of Directors:

          You have requested opinion of Deloitte Tax LLP (“Deloitte Tax” or “our”) regarding the Kansas income tax consequences resulting from the proposed conversion of Capitol Federal Savings Bank MHC, a federal mutual holding company (the “Mutual Holding Company”) into the capital stock form of organization (the “Conversion”) to be effected pursuant to the terms of the Plan of Conversion and Reorganization of Mutual Holding Company adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank on May 5, 2010, as amended (the “Plan”). This opinion is being issued pursuant to Section 26 of the Plan. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

          You have provided us with a copy of the federal income tax opinion on the Conversion prepared by Silver, Freedman & Taff, L.L.P., dated October 22, 2010 (the “Federal Tax Opinion”). Our opinion regarding the Kansas income tax consequences is based on the federal tax consequences contained in the Federal Tax Opinion. Deloitte Tax has reviewed the Federal Tax Opinion and assumes the correctness of the conclusions made as to the federal income tax consequences of the Conversion. Deloitte Tax has reviewed and relied upon the facts as set forth in originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Plan of Merger, and the Form S-1, Registration Statement under the Securities Act of 1933, filed by Capitol Federal Financial Inc. on May 6, 2010 related to the Conversion.

    I.    Scope of Opinion

          You have asked for our opinion on the Kansas state income tax consequences of the Conversion described in the facts below. Deloitte Tax has not considered any non-income tax, or federal, local or foreign income tax consequences. Deloitte Tax has also not considered Kansas taxes other than those recited in this opinion or taxes that might be levied by other states, and, therefore, does not express any opinion regarding the treatment that would be given the transaction by the applicable authorities on any issues outside of Kansas income tax. Deloitte Tax also expresses no opinion on non-tax issues such as corporate law or securities law matters. Deloitte Tax does not express any opinion other than that as stated immediately below, and neither this opinion nor any prior statements are intended to imply or to be an opinion on any other matters.

Member of Deloitte Touche Tohmatsu

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
October 27, 2010

   II.    Statement of Facts

                    A.     Current Structure

          At the present time, Mutual Holding Company possesses the Majority Ownership Interest in Capitol Federal Financial (the “Mid-Tier Holding Company”). The Minority Stockholders, which includes Capitol Federal Foundation (the “Foundation”), own, or possess the right to acquire through option rights, the remaining ownership in Mid-Tier Holding Company (the “Minority Shares”) representing in the aggregate, on a fully exercised and diluted basis, less than 50% the outstanding common stock of Mid-Tier Holding Company. Mid-Tier Holding Company owns all of the outstanding common stock of Capitol Federal Savings Bank (the “Bank”). The only outstanding equity securities of Mid-Tier Holding Company and the Bank are shares of common stock. Mutual Holding Company is a mutual form of organization without authority to issue capital stock and exists for the benefit of the Bank’s depositors, who are entitled to voting rights and liquidation proceeds, after payment of creditors, upon the complete liquidation of Mutual Holding Company.

          The Mutual Holding Company and the Mid-Tier Holding Company are properly subject to the Kansas Corporate Income Tax and currently file as part of a combined Kansas Corporate Income Tax Return which does not include the Bank. The Bank files a separate Kansas Bank Privilege Tax Return pursuant to Kansas Statutes.

                    B.     Proposed Transactions

          It is proposed, through a two-step merger process, the Offering and the issuance of Holding Company Common Stock to the Foundation, that Holding Company (described below) will become the owner of 100% of the outstanding common stock of the Bank and that Holding Company will be owned by the Minority Stockholders, the persons acquiring Holding Company Common Stock in the Offering and the Foundation, with Eligible Account Holders and Supplemental Eligible Account Holders possessing rights in the Liquidation Account of Holding Company, including indirect rights in the Bank Liquidation Account.

          The Conversion will be implemented pursuant to the Plan as follows:

          1.     Mid-Tier Holding Company will form Holding Company as a first-tier Maryland-chartered stock corporation.

          2.    Bank will amend its governing documents to provide for the Bank Liquidation Account.

           3.     Mutual Holding Company will merge with and into Mid-Tier Holding Company (the “MHC Merger”) pursuant to the Agreement and Plan of Merger attached hereto as Exhibit A (the “Plan of Merger”). As part of the MHC Merger and pursuant to the Plan of Merger, the ownership rights/liquidation interests of depositor members (the Eligible Account Holders and Supplemental Eligible Account Holders) in Mutual Holding Company will be constructively exchanged for equivalent liquidation interests in Mid-Tier Holding Company.

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
October 27, 2010

    4.     Immediately after the MHC Merger, Mid-Tier Holding Company will merge with and into Holding Company (the “Mid-Tier Merger”) pursuant to the Plan of Merger. As part of the Mid-Tier Merger, the liquidation interests constructively received by the Eligible Account Holders and Supplemental Eligible Account Holders in Mid-Tier Holding Company in the MHC Merger will automatically, without any action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account of Holding Company (and indirectly for an interest in the Bank Liquidation Account), and the Minority Shares will automatically, without further action on the part of the holders thereof, be converted into and become the right to receive (or in the case of outstanding options, the right to acquire) Holding Company Common Stock based upon the Exchange Ratio.

    5.     Immediately after the Mid-Tier Merger, the Holding Company will offer for sale and sell a number of shares of Holding Company Common Stock in the Offering and concurrently issue a number of shares of Holding Company Common Stock to the Foundation that will, collectively, represent the same percentage of ownership of Holding Company after completion of the Offering as the Majority Ownership Interest in Mid-Tier Holding Company immediately prior to the MHC Merger.

    6.     The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in exchange for common stock of the Bank.

                    C.     Consequences of the Proposed Transaction

          The outstanding Holding Company Common Stock will be owned 100% by the purchasers of shares in the Offering, the Foundation and the Minority Stockholders. Immediately after completion of the Offering and issuance of shares to the Foundation, the Minority Stockholders will possess, based solely upon their exchange of their shares in the Mid-Tier Merger, the same ownership rights (including percentage ownership) in Holding Company that they possessed in Mid-Tier Holding Company immediately prior to the MHC Merger.

          The Liquidation Account will be maintained by Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. The Liquidation Account will have an initial balance equal to (a) the product of (i) the Majority Ownership Interest and (ii) the Mid-Tier Holding Company’s total stockholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion plus (b) the value of the net assets of the Mutual Holding Company as reflected in its latest statement of financial condition prior to the Conversion (excluding the value of its ownership of Mid-Tier Holding Company common stock). All outstanding equity securities of the Holding Company will at all times be subject to the superior liquidation rights in the Liquidation Account of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Bank.

          Holding Company will own all of the common stock of the Bank subject to the superior liquidation rights in the Bank Liquidation Account of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Any additional equity securities issued by the Bank in the future will likewise be subject to such superior liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders.

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
October 27, 2010

                    D.     Federal Tax Consequences of the Proposed Transaction

    The Federal Tax Opinion outlines the following federal income tax consequences of the various steps in the Conversion under the Internal Revenue Code of 1986, as amended (the “Code”):

1.         The MHC Merger of Mutual Holding Company with and into Mid-Tier Holding Company will qualify as a tax-free reorganization within the meaning of Section 368(a)(l)(A) of the Code.

2.         The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders voting and liquidation rights in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

3.         The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to the members of Mutual Holding Company who are Eligible Account Holders or Supplemental Eligible Account Holders of the Bank. (Section 361(a), 361(c) and 357(a) of the Code.)

4.         No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of Mutual Holding Company who are Eligible Account Holders and Supplemental Eligible Account Holders. (Section 1032(a) of the Code.)

5.         Eligible Account Holders and Supplemental Eligible Account Holders will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code.)

6.         The basis of the assets of Mutual Holding Company to be received by Mid-Tier Holding Company in the MHC Merger will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

7.         The holding period of the assets of the Mutual Holding Company to be received by Mid-Tier Holding Company in the MHC Merger will include the holding period of those assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

8.           The Mid-Tier Merger of Mid-Tier Holding Company with and into the Holding Company will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(l)(F) of the Code and will qualify as a tax-free reorganization within the meaning of Section 368(a)(I)(F) of the Code.

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
October 27, 2010
Page 5

9.             The exchange of Minority Shares for Holding Company Common Stock and the constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the Mid-Tier Holding Company for interests in the Liquidation Account of Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

10.           The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in the Mid-Tier Merger pursuant to which shares of Holding Company Common Stock will be received by the Minority Stockholders in exchange for their Minority Shares and Eligible Account Holders and Supplemental Eligible Account Holders will receive interests in the Liquidation Account of Holding Company in exchange for their liquidation interests in Mid-Tier Holding Company. (Sections 361(a), 361(c) and 357(a) of the Code.)

11.           No gain or loss will be recognized by Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

12.           Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Mid-Tier Holding Company for interests in the Liquidation Account of Holding Company. (Section 354 of the Code.)

13.           No gain or loss will be recognized by Minority Stockholders upon their exchange of Minority Shares for Holding Company Common Stock in the Mid-Tier Merger, except for cash paid in lieu of fractional shares. (Section 354 of the Code.)

14.           The basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will be the same as the basis of such assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

15.           The holding period of the assets of Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will include the holding period of those assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

16.           It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.) Gain, if any, realized by the aforesaid account holders and members will not exceed the fair market value of the subscription rights distributed. Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members will not recognize any gain as the result of the exercise by them of nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
October 27, 2010
Page 6

17.           It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by the Holding Company or Eligible Account Holders and Supplemental Eligible Account Holders from the establishment or maintenance of the Bank Liquidation Account or the deemed distribution to the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders of rights in, or deemed distributions to Eligible Account Holders and Supplemental Eligible Account Holders of rights in, the Bank Liquidation Account in the Mid-Tier Merger. (Section 356(a) of the Code.)

18.           Each Minority Shareholder’s aggregate basis in his or her Holding Company Common Stock received in exchange for Minority Shares in the Mid-Tier Merger will be the same as the aggregate basis of the Minority Shares surrendered in exchange therefore, subject to the cash in lieu of fractional interest provisions of Paragraph 23 below. (Section 358(a) of the Code.)

19.           It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering through the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

20.           Each Minority Shareholder’s holding period in his or her Holding Company Common Stock received in exchange for Minority Shares in the Mid-Tier Merger will include the period during which such Minority Shares were held, provided that the Minority Shares are a capital asset in the hands of the shareholder on the date of the exchange. (Section 1223(1) of the Code.)

21.           The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

22.           No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

23.           The payment of cash to Minority Stockholders in lieu of fractional shares of Holding Company will be treated as though fractional shares of Holding Company Common Stock were distributed as part of the Mid-Tier Merger and then redeemed by Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)

                The reasoning in support of Paragraphs 16 and 19 of the Federal Tax Opinion, above, is set forth therein. The conclusion was based on the understanding that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by purchasers in the Offering. The Federal Tax Opinion also noted that the Internal Revenue Service has not in the past concluded that subscription rights have any value. In addition, the Federal Tax Opinion relies on a letter from RP Financial, LC. stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the Subscription Offering. Based on the foregoing, the Federal Tax Opinion concluded that it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
October 27, 2010
Page 7

                If the subscription rights are subsequently found to have an economic value, the Federal Tax Opinion noted that income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

                The reasoning in support of Paragraph 17 of the Federal Tax Opinion, above, is set forth therein. This position was based on the understanding that: (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder (and corresponding amounts due under the Bank Liquidation Account) will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account.

                In addition, the Federal Tax Opinion relies on a letter from RP Financial, LC. stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets does not have any economic value at the time of the Mid-Tier Merger or upon completion of the Conversion. Based on the foregoing, the Federal Tax Opinion concluded that it is more likely than not that such right in the Bank Liquidation Account has no value.

                If such Bank Liquidation rights are subsequently found to have an economic value, the Federal Tax Opinion noted that income may be recognized by the Holding Company or each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of such fair market value as of the effective date of the Mid-Tier Merger.

    III. Issue

                What are the Kansas income tax (“KIT”) consequences resulting from the proposed conversion of the Mutual Holding Company into the capital stock form of organization? 1

    IV. Opinion

                Our opinion on the Kansas income tax consequences assumes that the final federal income tax consequences of the Conversion will be those as described in the Federal Tax Opinion. Our opinion in Paragraphs 16 and 19, below, are based solely on the position, discussed in the Federal Tax Opinion, that it is more likely than not that the subscription rights have a value of zero. Deloitte Tax is not opining on the value of the subscription rights but has assumed the conclusion as to value in the Federal Tax Opinion is correct. Similarly, our opinion in Paragraph 17, below, is based solely on the position, discussed in the Federal Tax Opinion, that it is more likely than not that there is no value to the Bank Liquidation Account supporting payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets. Deloitte Tax is not opining on the value of the support provided by the Bank Liquidation Account but has assumed the conclusion as to value in the Federal Tax Opinion is correct. Based upon those limitations and the other information described in this opinion, Deloitte Tax renders the following opinions with respect to the KIT consequences of the Conversion:

1 Unlike the federal income tax, Kansas has three potentially applicable income taxes depending on the nature of the taxpayer: the Corporate Income Tax, the Personal Income Tax, and the Bank Privilege Tax. All three of these taxes are measured by either federal taxable income or adjusted gross income, with adjustments not here relevant. For ease of discussion the three taxes will be referred to together as the Kansas Income Tax or the “KIT.”

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
October 27, 2010
Page 8

1.             The MHC Merger of Mutual Holding Company with and into Mid-Tier Holding Company should be treated for KIT purposes as a tax-free reorganization within the meaning of Section 368(a)(l)(A) of the Code. (K.S.A. §§79-32,138(a) and 79-32,109(a));

2.             As the constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders voting and liquidation rights in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger should satisfy the continuity of interest requirement of Section 1.368-l(b) of the federal Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.), such exchange should also be treated as meeting any continuity of interest requirements for purposes of the KIT. (K.S.A. §§79-32,138(a) and 79-32, l 09(a));

3.             The Mutual Holding Company should not recognize any gain or loss for KIT purposes on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to the members of Mutual Holding Company who are Eligible Account Holders or Supplemental Eligible Account Holders of the Bank. (Sections 361(a), 361(c) and 357(a) of the Code and K.S.A. §§79-32,138(a) and 79-32,109(a));

4.             No gain or loss should be recognized for KIT purposes by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of Mutual Holding Company who are Eligible Account Holders and Supplemental Eligible Account Holders. (Section 1032(a) of the Code and K.S.A. §§79-32,138(a), 79-32,117(a), and 79-32,109(a));

5.             Eligible Account Holders and Supplemental Eligible Account Holders should recognize no gain or loss for KIT purposes upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code and K.S.A. §§79-32,138(a), 79-32,109(a), and 79-32,117(a));

6.             For KIT purposes, the basis of the assets of Mutual Holding Company to be received by Mid- Tier Holding Company in the MHC Merger should be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code and K.S.A. §§79-32,138(a) and 79-32, l09(a));

7.             For KIT purposes, the holding period of the assets of the Mutual Holding Company to be received by Mid-Tier Holding Company in the MHC Merger should include the holding period of those assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 1223(2) of the Code and K.S.A. §§79-32,138(a) and 79-32,109(a));

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
October 27, 2010

8.          The Mid-Tier Merger of Mid-Tier Holding Company with and into the Holding Company should be treated for KIT purposes as a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and should qualify as a tax-free reorganization within the meaning of Section 368(a)(I)(F) of the Code. (K.S.A. §§79-32,138(a) and 79-32,109(a));

9.          As the exchange of Minority Shares for Holding Company Common Stock and the constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the Mid-Tier Holding Company for interests in the Liquidation Account of Holding Company should satisfy the continuity of interest requirement of Section 1.368-l(b) of the federal Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54), such exchange should also be treated as meeting any continuity of interest requirements for purposes of the KIT. (K.S.A. §§79-32,138(a) and 79-32,109(a));

10.          The Mid-Tier Holding Company should not recognize any gain or loss for KIT purposes on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in the Mid-Tier Merger pursuant to which shares of Holding Company Common Stock will be received by the Minority Stockholders in exchange for their Minority Shares and Eligible Account Holders and Supplemental Eligible Account Holders will receive interests in the Liquidation Account of Holding Company in exchange for their liquidation interests in Mid-Tier Holding Company. (Sections 361(a), 361(c) and 357(a) of the Code and K.S.A. §§79-32,138(a) and 79-32,109(a));

11.          No gain or loss should be recognized for KIT purposes by Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code and K.S.A. §§79-32,138(a) and 79-32,109(a));

12.          Eligible Account Holders and Supplemental Eligible Account Holders should not recognize any gain or loss for KIT purposes upon their constructive exchange of their liquidation interests in Mid-Tier Holding Company for interests in the Liquidation Account of Holding Company. (Section 354 of the Code and K.S.A. §§79-32,138(a), 79-32,109(a), and 79-32,117(a));

13.          No gain or loss should be recognized for KIT purposes by Minority Stockholders upon their exchange of Minority Shares for Holding Company Common Stock in the Mid-Tier Merger, except for cash paid in lieu of fractional shares. (Section 354 of the Code and K.S.A. §§79-32,138(a), 79-32,109(a), and 79-32,117(a));

14.          For KIT purposes, the basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger should be the same as the basis of such assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code). (K.S.A. §79-32,138(a), §79-32,109(a));

15.          For KIT purposes, the holding period of the assets of Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger should include the holding period of those assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code and K.S.A. §§79-32,138(a) and 79-32,109(a));

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
October 27, 2010

16.          Assuming that it is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero, for KIT purposes it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (K.S.A. §79-32,138(a), §79-32,109(a), §79-32,117(a)). If such rights have a fair market value, gain, if any, realized by the aforesaid account holders and members should not exceed the fair market value of the subscription rights distributed. Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members should not recognize any gain as the result of the exercise by them of nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182 and K.S.A. §§79-32,138(a), 79-32,109(a), and 79-32,117(a));

17.          Assuming that it is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero, for KIT purposes it is more likely than not that no gain or loss will be recognized by the Holding Company or Eligible Account Holders and Supplemental Eligible Account Holders from the establishment or maintenance of the Bank Liquidation Account or the deemed distribution to the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders of rights in, or deemed distributions to Eligible Account Holders and Supplemental Eligible Account Holders of rights in, the Bank Liquidation Account in the Mid-Tier Merger. (Section 356(a) of the Code and K.S.A. §§79-32,138(a), 79-32,109(a), and 79-32,117(a));

18.          For KIT purposes, each Minority Shareholder’s aggregate basis in his or her Holding Company Common Stock received in exchange for Minority Shares in the Mid-Tier Merger should be the same as the aggregate basis of the Minority Shares surrendered in exchange therefore, subject to the cash in lieu of fractional interest provisions of Paragraph 23 below. (Section 358(a) of the Code and K.S.A. §§79-32,138(a), 79-32,109(a), and 79-32,117(a));

19.          Assuming that it is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero, it is more likely than not that, for KIT purposes, the basis of the Holding Company Common Stock purchased in the Offering through the exercise of the nontransferable subscription rights should be the purchase price thereof. (Section 1012 of the Code and K.S.A. §§79-32,138(a), 79-32,109(a), and 79-32,117(a));

20.          For KIT purposes, each Minority Shareholder’s holding period in his or her Holding Company Common Stock received in exchange for Minority Shares in the Mid-Tier Merger should include the period during which such Minority Shares were held, provided that the Minority Shares are a capital asset in the hands of the shareholder on the date of the exchange. (Section 1223(5) of the Code and K.S.A. §§79-32,138(a), 79-32,109(a), and 79-32,117(a));

21.          The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights should, for KIT purposes, commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code and K.S.A. §§79-32,138(a), 79-32,109(a), and 79-32,117(a));

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
October 27, 2010

22.          No gain or loss should be recognized by Holding Company for KIT purposes on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code and K.S.A. §§79-32,138(a) and 79-32,109(a)); and

23.          For KIT purposes, the payment of cash to Minority Stockholders in lieu of fractional shares of Holding Company should be treated as though fractional shares of Holding Company Common Stock were distributed as part of the Mid-Tier Merger and then redeemed by Holding Company. The cash payments should be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders should have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116, Rev. Proc. 77-41, 1977-2 C.B. 574 and K.S.A. §§79-32,138(a), 79-32,109(a), and 79-32,117(a).

The above opinions are based solely upon:

a.
the representations, information, documents and other facts provided to Deloitte Tax by Client, its personnel and any representatives thereof and that Deloitte Tax has included or referenced in this opinion;

b.	our assumption that all of Client’s representations used in our analysis and all of the originals, copies, and signatures of documents reviewed by Deloitte Tax are accurate, true, and authentic;

c.	our assumption that there will be timely execution and delivery of and performance as required by the representations and documents;

d.
the understanding that Deloitte Tax will only be responsible to provide an opinion with respect to the specific Kansas income tax issues and tax consequences opined herein and no other federal, state, or local taxes of any kind were considered;

e.
the law, regulations, cases, rulings, and other taxing authority in effect as of the date of this letter. If there are subsequent changes in or to the foregoing taxing authorities (for which Deloitte Tax shall have no specific responsibility to advise Client), such changes may result in our opinion being rendered invalid or necessitate (upon request) a reconsideration of the opinion;

f.
Client’s understanding and agreement that the results of this opinion may be audited and challenged by the Kansas Department of Revenue and other tax agencies who may not agree with our conclusions, including the Internal Revenue Service which may not concur with the federal income tax conclusions in the Federal Tax Opinion on which our opinions are based,. In this regard, Client understands that the opinion is not binding on the Kansas Department of Revenue, IRS, other tax agencies or the courts and should never be considered a representation, warranty, or guarantee that the Kansas Department of Revenue, IRS, other tax agencies or the courts will concur with the opinion;

g.	Client’s understanding that this opinion is limited to addressing the Kansas state income tax consequences associated with the Conversion;

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
Capitol Federal Financial, Inc.
October 27, 2010

h.
Client’s understanding that Deloitte Tax reserves the right to review and approve, prior to distribution, the use of our name in any materials, including the offering document, in connection with the Conversion; and

i.	Client’s understanding that our opinion, in its entirety, will be attached as an exhibit to the offering document distributed in connection with the Conversion.

V.	Law and Analysis

          For the Kansas corporate income tax, Kansas taxable income is computed by beginning with federal taxable income (K.S.A. §79-32,138(a)). Banks, including savings and loan associations, are exempt from the Kansas corporate income tax but are subject to a privilege tax on their net income which is determined in the same manner as corporations under K.S.A. §79-32,138 (K.S.A. §79-1109). For the Kansas individual income tax, Kansas taxable income is computed by beginning with federal adjusted gross income (K.S.A. §79-32,117(a)). Certain modifications are then made to these federal amounts to determine Kansas taxable income (K.S.A. §79-1109, §79-32,117, §79-32,138).

          For purposes of determining these federal amounts, Kansas adopts the “internal revenue code of 1986, and amendments thereto, and other provisions of the laws of the United States relating to federal income taxes, as the same may be or become effective at any time, or from time to time, for the taxable year” (K.S.A. §79-32,109(a)).

          The proposed transaction, as described above, and its related federal income tax consequences, does not create any transactions with respect to which any Kansas law, regulation, or other authority would provide for a modification of the federal income tax treatment of the Conversion, as set forth in the Federal Tax Opinion, in computing Kansas taxable income. Therefore, because of Kansas’ adherence to the Code for purposes of determining Kansas taxable income, the Kansas income tax consequences of the proposed transaction should follow the treatment for federal income tax purposes.

Sincerely,

/s/ DELOITTE TAX LLP